Exhibit 99.1

AMENDED AND RESTATED REIS, INC.

2011 OMNIBUS INCENTIVE PLAN

RECITALS

WHEREAS, Reis, Inc., a Maryland corporation (the “Company”), desires to adopt an incentive plan to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors and/or employees of, and consultants or advisors to, the Company and its Subsidiaries by increasing their proprietary interest in the Company’s growth and success;

NOW, THEREFORE, effective as of May 29, 2008, the Company adopted the Reis, Inc. 2008 Omnibus Incentive Plan; and effective June 2, 2011 (the “Effective Date”), the Company amended and restated such plan (as amended and restated, the “Plan”) to read as follows:

See Article 12 for a glossary of defined terms.

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.             Purpose.  The purpose of the Plan is to assist the Company in attracting, motivating, retaining and rewarding selected individuals to serve as Directors, officers and employees of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all  stockholders of the Company through the additional incentive inherent in the ownership of the Company’s Common Stock (the “Shares”).  Stock options granted under the Plan will be either stock options intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (such options, “Incentive Stock Options”) or options that do not qualify as Incentive Stock Options (such options, “Nonqualified Stock Options.”)  For purposes of the Plan, the term “Subsidiary” shall mean “subsidiary corporation,” as such term is defined in section 424(f) of the Code, and “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of the Plan, the term “Award” shall include the grant of an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit, a Performance Share Award or an Other Stock-Based Award.  For purposes of the Plan, the term “Options” means both Incentive Stock Options and Nonqualified Stock Options.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

2.1.           Number of Shares.

(a)           Subject to adjustment as provided in Section 10.5, a total of 2,000,000 Shares (comprised of 1,000,000 shares authorized on May 28, 2008 and an additional 1,000,000 shares authorized on June 2, 2011) shall be authorized for issuance under the Plan, plus any Shares described in subsection 2.1(b).

(b)           If any Shares subject to an Award, or subject to an award under the Wellsford Real Properties, Inc. 1997 Management Incentive Plan, the Wellsford Real Properties, Inc. Rollover Stock Option Plan or the Amended and Restated Wellsford Real Properties, Inc. 1998 Management Incentive Plan (collectively, the “Prior Plans”) and outstanding on the Effective Date, that expire or are forfeited, terminated, canceled or surrendered without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under the Prior Plans (including any payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such expiration, forfeiture, termination, cancellation, surrender, cash settlement or non-issuance, again be available for issuance under the Plan. “Wellsford Real Properties, Inc.” is the former name of the Company.

(c)           In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.  In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d)           Solely for purposes of determining whether Shares are available for the grant of incentive stock options under Section 422 of the Code, the maximum aggregate number of Shares that may be issued pursuant to incentive stock options shall be 2,000,000 Shares, subject to adjustment as provided in Section 10.5.

(e)           Shares subject to Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines (each such award, a “Substitute Award”) shall not reduce the Shares authorized for issuance under the Plan.

2.2.           Character of Shares.  Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury shares or Shares acquired by the Company or otherwise.

2.3.           Limitations on Grants to Individual Participant.  Subject to the adjustment provisions of Section 10.5, the maximum number of Shares with respect to all Awards that may be granted under the Plan to any Participant during any 36-month period is 500,000 Shares (the “Grant Limitation”).  If an Award is canceled, the Shares with respect to such canceled Award shall continue to be counted toward the Grant Limitation for the year granted.

2.4.           Delegation of Authority. The Committee may delegate its authority to grant Awards to persons who are not reporting persons under Section 16 of the Exchange Act or covered employees as defined in Section 409A of the Code on account of their positions with the Company or any Subsidiary or Affiliate.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.           Awards to Employees, Directors, Consultants and Advisors.

(a)           Persons who receive Options under Article 4 (“Optionees”), Stock Appreciation Rights under Article 5, Restricted Stock Awards under Article 6, Restricted Stock Units under Article 7, Performance Share Awards under Article 8, or Other Stock-Based Awards under Article 9 (in each case, a “Participant”) shall consist of such employees and Directors of, and consultants and advisors to, the Company or any of its Subsidiaries or Affiliates, as the Committee shall select from time to time.  The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Participant under other portions of the Plan.

(b)           No Option which is intended to qualify as an Incentive Stock Option may be granted to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of sections 422(b)(6) and 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any of its Subsidiaries or Affiliates, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five (5) years from the date such Option is granted.

3.2.           Administration.

(a)           The Plan shall be administered by the compensation committee of the board of directors of the Company (such compensation committee, the “Committee,” and such board of directors, the “Board”), provided, however, unless otherwise determined by the directors of the Company (the directors of the Company being herein referred to as the “Directors”), each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder.  In no event shall the Committee consist of fewer than two Directors.  The Directors may remove from, add members to, or fill vacancies in, the Committee.

(b)           The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan.  All actions of the Committee shall be taken by majority vote of its members. Without limiting the generality of the foregoing, the Committee is authorized, subject to any limitations of the Plan, to: (i) select the employees, Directors, consultants and advisors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi)  make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary or Affiliate. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board (excluding persons who are also members of the Committee).

(c)           Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to it as it may deem necessary or advisable.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors and employees, and Plan Participants.

ARTICLE 4.

OPTIONS

4.1.           Grant of Options.

(a)           The Committee shall determine, within the limitations of the Plan, the Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, and shall designate such Options at the time of the grant as either Incentive Stock Options or Nonqualified Stock Options; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

                        (b)           All Options granted pursuant to this Article 4 shall be authorized by the Committee and shall be evidenced in writing by stock option agreements (“Stock Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the

Plan, and, with respect to any Stock Option Agreement granting Incentive Stock Options are not inconsistent with Section 422 of the Code.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such option.  Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to such Articles at the same time and may hold both Incentive Stock Options and Nonqualified Stock Options at the same time.  To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

4.2.           Option Price.

(a)           The option price per each Share purchasable under any Option shall not be less than 100% of the Fair Market Value, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, of such Share on the date of the grant of such Option.

(b)           Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the option price per Share of any Option after the date of grant, (ii) cancel any Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

4.3.           Option Period.  The period for which an Option is exercisable shall not exceed ten (10) years from the date such Option is granted. After the Option is granted, the option period may not be reduced.

4.4.           Exercise of Options.  No Incentive Stock Option may be assignable or transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee, only by the Optionee or his guardian or legal representative.  Unless otherwise provided in a Stock Option Agreement, full payment of the purchase price of an Option shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in a Stock Option Agreement, or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.5.           Death.  In the event an Optionee dies while employed by, or in the service of, the Company or any of its Subsidiaries or Affiliates, any Option(s) held by such Optionee (or his or her Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death, provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3.

       4.6.           Disability.  In the event of the termination of employment or service of an Optionee due to total disability, such Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option(s) which have not been previously exercised or expired and which the Optionee (or his or her Permitted Assignee) was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one (1) year after such termination, unless earlier terminated pursuant to its terms;

provided, however, that if the term of such Option would expire by its terms within six months after such termination, the term of such Option shall be extended until six months after such termination; provided further, however, that in no instance may the term of an Incentive Stock Option, as so extended, exceed the maximum term set forth in Section 3.1(b)(ii) or 4.3.  The term “total disability” shall, for purposes of the Plan, be defined in the same manner as such term is defined in the first sentence of Section 22(e)(3) of the Code.

ARTICLE 5.

STOCK APPRECIATION RIGHTS

5.1.           Grant and Exercise.  The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion. A “Stock Appreciation Right” is a right granted to a Participant to receive Shares or cash as provided in this Article 5 based upon the appreciation in value of Shares.  A Stock Appreciation Right may be exercised by the Participant in accordance with Section 5.2 by giving written notice thereof to the Company.  Upon giving such notice, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 5.2.  In the case of a Stock Appreciation Right granted in conjunction with an Option, the Award shall specify the extent to which an exercise or termination of the Stock appreciation Right affects the exercise or termination of the Option and an exercise or termination of the Option affects the exercise or termination of the Stock Appreciation Right.

           5.2.           Terms and Conditions.  Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the Participant shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which grant price, except in the case of Substitute Awards or in connection with an adjustment provided in Section 10.5, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

(b)           Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)           The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)           With respect to Stock Appreciation Rights granted in connection with an Option that is intended to be an Incentive Stock Option, the following shall apply:

(i)       No Stock Appreciation Right shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(ii)           Stock Appreciation Rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price at which Shares can be acquired pursuant to the Option

(iii)       No such Stock Appreciation Right may be granted after the date of grant of the Incentive Stock Option.

(e)           A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option) and (ii) have a term not greater than ten (10) years. Without the approval of the Company’s stockholders, other than pursuant to Section 10.5, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

(f)           The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1.           Restricted Stock Awards.

(a)           A grant of Shares made pursuant to this Article 6 is referred to as a “Restricted Stock Award.”  The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”).  The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written agreement (a “Restricted Stock Agreement”) which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The provisions of Restricted Stock Awards need not be the same for each Participant receiving such Awards. Restricted Stock Awards may be granted independently of other Awards or as payment under earned Performance Share Awards.

(b)           Issuance of Restricted Shares.  As soon as practicable after the date of grant of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company retroactive to the date of grant, if a Restricted Stock Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Restricted Shares covered by Awards under this Article 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Stock Agreement entered into by and between the Company and the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c)           Stockholder Rights.  Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Restricted Stock Agreement as provided in Sections 6.1(a) and (b), the Participant shall become a stockholder of the Company with respect to all Shares subject to the Restricted Stock Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 6.1(b).

(d)           Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

               (e)           Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

6.2.           Terms of Restricted Shares.

(a)           Forfeiture of Restricted Shares.  Subject to Section 6.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the employment or service of the Company or a Subsidiary or Affiliate until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Stock Agreement.  The Committee, in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

(b)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Restricted Stock Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1.           Award of Restricted Stock Units.  Subject to the terms of this Article 7, a “Restricted Stock Unit” entitles a Participant to receive cash or one Share for each Restricted Stock Unit at the end of the period to which the Award relates (“Restricted Period”) to the extent provided by the Award.  The Committee may Award to any Participant an amount of Restricted Stock Units in such manner, and subject to such terms and conditions relating to vesting, forfeitability, restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), and such other provisions as the Committee shall establish.  The terms of an Award of a Restricted Stock Unit under the Plan shall be set forth in a written agreement (a “Restricted Stock Unit Agreement”) which shall contain the Restricted Period(s), the number of Restricted Stock Units granted, and such other provisions determined by the Committee and not inconsistent with the Plan.  The provisions of Restricted Stock Units need not be the same for each Participant receiving such Awards.

7.2.           Forfeiture of Restricted Stock Units. Except to the extent the Committee specifies otherwise, any Restricted Stock Unit which is not earned and vested by the end of the Restricted Period shall be forfeited.  If a Participant’s date of termination occurs prior to the end of a Restricted Period, the Committee, in its sole discretion, may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.  With respect to any settlement contemplated by the foregoing sentence, such settlement shall be made in a manner that complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).

        7.3.           Restricted Stock Units.  Except to the extent the Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company.  During any period in which Restricted Stock Units are outstanding and have not been settled in Shares, the Participant shall not have the rights of a stockholder, but, in the discretion of the Committee, may be granted the right to receive a payment from the Company in lieu of a dividend as set forth in the Restricted Stock Unit Agreement in an amount equal to any cash dividends that might be paid during the Restricted Period.  With respect to any grant contemplated by the foregoing sentence, no such grant shall be made to a Participant unless it complies with the requirements of Section 409A of the Code (unless otherwise agreed to by the Committee and the Participant).  Until a Restricted Stock Unit

is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10.5.

ARTICLE 8.

PERFORMANCE SHARE AWARDS

8.1.           Performance Shares; Performance Objectives.  Performance Shares shall not be issued at the time of award, but the Award relating to the Performance Share shall represent the right to receive Shares (or equivalent value) if specified performance objectives are achieved (the “Performance Shares”) over a specified period (“Performance Period”).  The Performance period shall be at least one (1) year in duration. The performance objectives may be established from time to time by the Committee.  Performance objectives need not be the same in respect of all Participants and may be established separately, at the time of each Performance Share Award, for the Company as a whole or for its various groups, divisions and Subsidiaries, all as the Committee may determine, in its discretion.

8.2.           Performance Share Awards.  Performance Share Awards shall be made pursuant to performance programs as follows:

(a)           Performance Programs; Awards. The Committee shall establish one or more performance programs, each with one or more specified objectives and specified performance periods over which the specified objectives are targeted for achievement.  Participants may be awarded Performance Shares in any one or more of the performance programs.  Awards in any program shall be made to such number of Participants as then determined by the Committee.  In making its determination of who shall be Participants in any performance program, the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, level and types of compensation, number of Shares owned, and such other factors as the Committee deems relevant.  The Committee may require the Participant to own Shares as it may determine to be appropriate.  The Committee may also require the Participant to provide proof of ownership of such Shares and to report any sales or other disposition of Shares during the Performance Period.

(b)            Notice of Performance Share Awards.  Upon the granting of any Performance Share Award by the Committee, the Participant shall be advised of the number of Performance Shares awarded to him and of the terms of the Performance Share Award in a written agreement of award given to the Participant (the “Performance Shares Agreement”).

8.3.           Performance Share Distribution.  The amount which a holder of Performance Share Awards shall be entitled to receive if the applicable performance objective(s) is met shall be the percentage of the Performance Share Award set forth in the individual Performance Shares Agreement. Distributions shall be made in Shares (which may include stock with certain restrictions attached), or equivalent value of such Shares at the Committee’s discretion. The Participant’s tax withholding requirements shall be satisfied in accordance with Section 11.2.

8.4.           Time of Payment.  Subject to the provisions of Section 10.8, distribution of amounts to which a Participant is entitled in respect of Performance Share Awards shall be made as soon as practicable after the end of the Performance Period at a time that complies with the rules of Section 409A of the Code.

8.5.           Conditions to Payments.  Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment in respect of Performance Share Awards, must be in the employment or service of the Company or a subsidiary or Affiliate of the Company on the expiration of the relevant Performance Period and must have been continuously in the employment or service of the Company or a Subsidiary or affiliate from the time of the Performance Share Award except for leaves of absence which may be approved by the Committee.  If termination of employment or service occurs prior to the expiration of the relevant Performance Period on account of death or total disability (within the meaning of Section 4.6), the Committee may, in its sole discretion, distribute to the Participant (in the case of total disability) or his surviving spouse, heirs or estate (in the case of death), such amounts and at such time as the Participant would be entitled to if he had satisfied the employment or service requirement for the entire Performance Period.

ARTICLE 9.

OTHER STOCK-BASED AWARDS

9.1.           General.  The Committee may from time to time grant Other Stock-Based Awards including without limitation those awards pursuant to which Shares may be acquired in the future, such as awards denominated in Common Stock, stock units, securities convertible into Common Stock and phantom securities.  The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct the Company to issue Shares in respect of Other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.

ARTICLE 10.

GENERALLY APPLICABLE PROVISIONS

10.1.           Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the closing price of the Shares on the date as of which Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading.  If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or are traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system.  If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.  An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

10.2.           Transferability.  Awards other than Incentive Stock Options may be transferable by a Participant to any one or more of the following persons (each, a “Permitted Assignee”):  (i) the spouse, parent, issue, spouse of issue, or issue of spouse (“issue” shall include all descendants whether natural or adopted) of such Participant; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Participant or for the benefit of any such persons and such Participant; or (iii) an entity in which the Participant or any Permitted Assignee thereof is a beneficial owner; provided, however, that such Permitted Assignee shall be bound by all of the terms and conditions of this Plan and shall execute an agreement satisfactory to the Company evidencing such obligation; provided further, however, that any transfer by a Participant to any Permitted Assignee shall be subject to the prior consent of the Committee; and provided further, however, that such Participant shall remain bound by the terms and conditions of this Plan.  The Company shall cooperate with a Participant’s Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted pursuant to this Section 10.2.

10.3.           Termination of Employment or Services.  The Committee shall determine and set forth in each Award agreement whether any Awards granted in such Award agreement will continue to be payable, vest or be exercisable, and the terms thereof, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary or Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of employment or services will be determined by the Committee, in its sole and absolute discretion.  Unless otherwise provided in an Award agreement or determined by the Committee and subject to the provisions of Sections 4.5 and 4.6, in the event of the termination of employment or service of a Participant for any reason, any Award(s) held by such Participant (or his or her Permitted Assignee) under this Plan and not previously exercised, paid or vested shall be deemed canceled and terminated on the day of such termination or separation.

        10.4.           Amendment and Modification of the Plan.  The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for  stockholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Committee may not amend the Plan, without the approval of the Company’s stockholders, to increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 10.5).  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Participant’s consent.

10.5.           Adjustments.  In the event that the Committee shall determine that any dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee deems equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.  In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a “Reorganization”), the Committee or the Board may cause any Award outstanding as of the effective date of the Reorganization to be canceled in consideration of a cash payment or alternate Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award.  The determination of fair market value shall be made by the Committee or the Board, as the case may be, in their sole discretion.  With respect to each adjustment contemplated by this Section 10.5, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award).

10.6.           Change in Control Provisions.  The Award agreements may contain provisions for acceleration of vesting, exercisability, or payout, in the event of a Change in Control (as hereinafter defined).  Moreover, Award agreements may provide that in such event (i) Options and Stock Appreciation Rights outstanding as of the date of such event shall be cancelled and terminated without payment to the extent that the Fair Market Value of a Share as of the date of the event is less than the per Share Option exercise price or Stock Appreciation Right grant price, (ii) any deferral or other restriction shall lapse or (iii) Performance Share Awards shall be immediately settled or distributed.

For purposes of this Plan, “Change in Control” shall mean the occurrence of any of the following, whether directly or indirectly, voluntarily or involuntarily, whether as part of a single transaction or a series of transactions:

(a)           individuals who as of the Effective Date constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then still in office who were directors as of the Effective Date (either by a specific vote of such directors or by the approval of the Company’s proxy statement in which each such individual is named as a nominee for a director without written objection to such nomination by such directors); provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be approved (solely for purposes of this Section 10.6);

(b)            the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a wholly-owned direct or indirect subsidiary of the Company or a benefit plan of the Company);

               (c)            any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) acquiring beneficial ownership (as that term is used in Rules 13d-3, 13d-5 or 16a-1 under the Securities Exchange Act of 1934, as amended, whether or not applicable) of 30% or more of the shares of capital stock or other equity of the Company, having by the terms thereof voting power to elect the members of the Board, or, convertible into shares of such capital stock or other equity of the Company (collectively, “Voting Shares”), as the case may be;

(d)            the stockholders or members of the Company adopting a plan of liquidation providing for the distribution of all or substantially all of the Company’s assets or approving the dissolution of the Company; or

(e)            the merger, consolidation, or reorganization of the Company or any similar  transaction which results in (1) the beneficial owners of the Voting Shares of the Company immediately prior to such merger, consolidation, reorganization or transaction beneficially owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity representing 50% or less of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board or directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity or (2) any person or entity or group of affiliated persons or entities (other than Lloyd Lynford, Jonathan Garfield or a group including either of them) owning, after giving effect to such merger, consolidation, reorganization or transaction, interests or securities of the surviving or resulting entity, representing 30% or more of the shares of capital stock or other equity of the surviving or resulting entity having by the terms thereof voting power to elect the members of the board of directors (or equivalent thereof) or convertible into shares of such capital stock or other equity of such entity.

For purposes of Sections 10.6(a)-(e) above, "Company" shall include either Reis, Inc. or Reis Services, LLC.

Notwithstanding any provision of the Plan to the contrary, to the extent an Award is deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then, even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment to the grantee will only be made to the extent necessary to be in compliance with the provisions of Section 409A of the Code, on the earliest of:  (i) the grantee’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date will be the date that is six (6) months after the date of the grantee’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the grantee’s death.

10.7.           Dividend Equivalents.  Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

10.8.           Deferrals.  Subject to Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

10.9.           Restrictive Covenants. Awards may contain such provisions regarding prohibitions against competition and solicitation, confidentiality and such other provisions concerning financial restatements as the Committee may determine.

10.10.         Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

ARTICLE 11.

MISCELLANEOUS

11.1.           Section 162(m).

(a)           The performance criteria for Performance Share Awards, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Code) (a “162(m) Award”), shall mean one or more of the following (which may be calculated on an absolute or per Share basis) as it relates to the Company and/or any one or more of its Subsidiaries or Affiliates, as the Committee deems appropriate: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margins; year-end cash; debt reductions; stockholders’ equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

(b)           If the applicable performance criteria under a 162(m) Award are achieved for a given Performance Period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that Performance Period.  Under no circumstances may the Committee use discretion to increase the amount payable to a Participant under a 162(m) Award.

(c)           Performance Share Awards that are intended to qualify as 162(m) Awards shall also comply with the following requirements:  Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods and determine the performance goals for determining the Award for each Participant for such Performance Period(s) based on attainment of specified levels of one or any combination of the performance criteria.  Such performance goals may be based solely by reference to the performance of the Company or any of its Subsidiaries or Affiliates, or the performance of a division, business segment or business unit of the Company or any Subsidiary or Affiliate, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  In determining attainment of a performance goal, the comparisons utilized shall be consistently applied from year to year.  Provided that it is so specified at the time the performance goals are established, the Committee may exclude charges related to an event or occurrence which the Committee determines should be excluded, including, without limitation, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.  At such time as it shall determine appropriate following the conclusion of each Performance Period but prior to payment of such Award, the Committee shall certify, in writing, that the performance goals and any other material terms were in fact satisfied.

        11.2.           Tax Withholding.  All payments or distributions made pursuant to the Plan to a Participant (or a Permitted Assignee thereof) shall be net of any applicable federal, state and local withholding taxes arising as a result of the grant of any Award, exercise of an Option or Stock Appreciation Rights or any other event occurring pursuant to this Plan.  The Company shall have the right to withhold from such Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Participant (or a Permitted Assignee thereof) to pay such withholding taxes.  If the Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay withholding taxes, the Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the or Participant (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the withholding taxes.

11.3.           Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award agreement.

11.4.           Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

11.5.           Cancellation of Award.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any of its Subsidiaries of Affiliates or after termination of such employment or service, establishes a relationship with a competitor of the Company or any of its Subsidiaries or Affiliates or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion.  The Committee may provide in an Award agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

11.6.           Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.7.           Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Company or any of its Subsidiaries or Affiliates or affect any right that the Company or any of its Subsidiaries or Affiliates may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, consultant, advisor, Director or other individual at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any of its Subsidiaries or Affiliates to the employee, consultant, advisor, or Director.

11.8.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company or any of its Subsidiaries or Affiliates.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any of its Subsidiaries or Affiliates except as may be determined by the Committee or by the Board or the board of directors of the applicable Subsidiary or Affiliate of the Company.

11.9.           Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

11.10.           Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her,” any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

11.11.           Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without regard to the principles of conflicts of law which might otherwise apply, and shall be construed accordingly.

11.12.           Termination of Plan.  The amendment and restatement of the Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the Shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board.  Awards may be granted under the Plan at any time and from time to time on or prior to June 2, 2021, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

11.13.           Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

ARTICLE 12.

GLOSSARY OF DEFINED TERMS

12.1.           Defined Terms.  The following terms are defined in the Plan at the locations indicated:

Term	Location
“162(m) Award”	Section 11.1
“Affiliate”	Section 1.1
“Award”	Section 1.1
“Board” “Change in Control”	Section 3.2(a) Section 10.6
“Code”	Section 1.1
“Committee”	Section 3.2(a)
“Company”	Recitals Paragraph
“Directors”	Section 3.2(a)
“Dividend Equivalents”	Section 10.7

Term	Location
“Effective Date”	Recitals Paragraph
“Exchange Act”	Section 1.1
“Fair Market Value”	Section 10.1
“Grant Limitation”	Section 2.3
“Incentive Stock Options”	Section 1.1
“issue”	Section 10.2
“Non-Employee Director”	Section 3.2(a)
“Nonqualified Stock Options”	Section 1.1
“Optionees”	Section 3.1(a)
“Options”	Section 1.1
“outside director”	Section 3.2(a)
“Participant”	Section 3.1(a)
“Performance Period”	Section 8.1
“Performance Shares” “Performance Shares Agreement”	Section 8.1 Section 8.2(b)
“Permitted Assignee”	Section 10.2
“Plan” “Prior Plans”	Recitals Paragraph Section 2.1(b)
“Reorganization”	Section 10.5
“Restricted Period”	Section 7.1
“Restricted Shares”	Section 6.1(a)
“Restricted Stock Agreement”	Section 6.1(a)
“Restricted Stock Award”	Section 6.1(a)

Term	Location
“Restricted Stock Unit”	Section 7.1
“Restricted Stock Unit Agreement”	Section 7.1
“Shares”	Section 1.1
“Stock Appreciation Right”	Section 5.1
“Stock Option Agreements”	Section 4.1(b)
“Subsidiary”	Section 1.1
“subsidiary corporation”	Section 1.1
“Subsidiary”	Section 1.1
“Substitute Award”	Section 2.1(e)
“total disability”	Section 4.6